UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 18, 2018 (April 12, 2018)

Laureate Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South Exeter Street

Baltimore, MD 21202

(Address of principal executive offices, including zip code)

(410) 843-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

On April 12, 2018, LEI European Investments B.V., a Netherlands private limited liability company (“LEI”), and Laureate International B.V., a Netherlands private limited liability company (“Laureate International”), both of which are indirect, wholly owned subsidiaries of Laureate Education, Inc. (the “Company”), executed and closed a Sale and Purchase Agreement (the “Laureate Germany SPA”) with Global University Systems Germany B.V., a Netherlands private limited liability company (“Global University Systems”).  Pursuant to the Laureate Germany SPA, Global University Systems purchased from LEI all of the issued and outstanding shares of capital stock of Laureate Germany Holding GmbH and its consolidated institutions, which institutions included the University of Applied Sciences Europe and Laureate Academies GmbH (collectively, “Laureate Germany”), and Laureate International guaranteed the obligations of LEI under the Laureate Germany SPA. Upon completion of the sale, LEI received gross proceeds of approximately $1.2 million. In connection with this transaction, the Company contributed capital to Laureate Germany of approximately $3.6 million, and will pay estimated real estate transfer taxes of approximately $0.8 million.

For the year ended December 31, 2017, Laureate Germany had $23.4 million in revenue and $22.2 million in operating loss, which included an impairment loss of $16.0 million and $1.2 million in depreciation and amortization expenses. As of December 31, 2017, Laureate Germany had approximately 2,500 students.

The foregoing description of the Laureate Germany transaction does not purport to be complete and is qualified in its entirety by reference to the Laureate Germany SPA, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

The disposition of Laureate Germany constituted a significant disposition for purposes of Item 2.01 of Form 8-K, as Laureate Germany met the significant subsidiary income test for 2017 due to its $16.0 million impairment loss described above. Accordingly, the pro forma financial information required by Item 9.01 is included at the end of this Current Report on Form 8-K.

Item 8.01.                                        Other Events.

As previously reported, on November 29, 2017, Laureate Middle East Holdings B.V., a Netherlands private limited liability company and an indirect, wholly owned subsidiary of the Company (“LMEH”), and La Société Maroc Emirats Arabes Unis de Développement), a Morocco company (“SOMED” and, together with LMEH, the “Sellers”), Laureate I B.V., a Netherlands private limited liability company and an indirect, wholly owned subsidiary of the Company (the “Guarantor”), and UPM Pédagogique, a Morocco company (the “Purchaser”), entered into a Share Purchase Agreement (the “Laureate Somed SPA”), pursuant to which the Purchaser agreed to purchase from the Sellers all of the issued and outstanding capital shares of Laureate Somed Holding, a Morocco company (“Laureate Somed”), for a total transaction value of 500 million Moroccan Dirhams, and the Guarantor agreed to guarantee certain obligations of LMEH under the Laureate Somed SPA. The transaction closed on April 13, 2018, and LMEH received net proceeds of 300 million Moroccan Dirhams (approximately US$32.5 million at the current exchange rate).

Laureate Somed is the operator of Université Internationale de Casablanca, a comprehensive campus-based university in Casablanca, Morocco. Prior to the consummation of the sale, LMEH owned approximately 60% of the capital shares of Laureate Somed, while SOMED owned the remaining approximately 40% of the capital shares of Laureate Somed.

For the year ended December 31, 2017, Laureate Somed, in which the Company had a 60% interest, had $11.5 million in revenue and $0.8 million in operating loss, which included $1.1 million in depreciation and amortization expenses.  As of December 31, 2017, Laureate Somed had approximately 2,200 students.

Item 9.01.                                     Financial Statements and Exhibits.

(b)  Pro Forma Financial Information.

The following financial information is included at the end of this Current Report on Form 8-K and is furnished herewith and incorporated herein by reference:

•                                          Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2017.

•                                          Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2017.

The information set forth under this Item 9.01 is being furnished under Items 9.01 and 2.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

(d)  Exhibits.

The following is a list of the Exhibits filed with this report:

Exhibit No.	Exhibit Description
2.1#	Sale and Purchase Agreement, dated April 12, 2018, among LEI European Investments B.V., Laureate International B.V. and Global University Systems Germany B.V.

#                                         Laureate Education, Inc. hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ Thomas J. Plotz
Name:	Thomas J. Plotz
Title:	Vice President, Assistant General Counsel

Date: April 18, 2018

Pro Forma Financial Information.

The following unaudited pro forma condensed consolidated financial information is presented for informational purposes only to provide an understanding of the Company’s historical financial results as adjusted for the sale of Laureate Germany. Such information should not be considered a substitute for the Company’s actual historical financial information prepared in accordance with generally accepted accounting principles, as presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (the “Form 10-K”). The unaudited pro forma condensed consolidated financial information presented in this report is for illustrative purposes only, and is not necessarily indicative of the results of operations that would have been achieved had the pro forma events taken place on the dates indicated, or the Company’s future consolidated results of operations.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet at December 31, 2017 presents the Company’s condensed consolidated financial position giving pro forma effect to the disposition of Laureate Germany as if it had occurred on December 31, 2017. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2017 presents the Company’s condensed consolidated results of operations giving pro forma effect to the disposition of Laureate Germany as if it had occurred on January 1, 2017. These pro forma financial statements should be read in connection with the Company’s historical consolidated financial statements that were included in the Form 10-K.

The pro forma adjustments are based on currently available information, estimates and assumptions that the Company believes are reasonable in order to reflect, on a pro forma basis, the impact of the disposition of Laureate Germany on its historical financial information.

LAUREATE EDUCATION, INC. AND SUBSIDIARIES
Pro Forma Condensed Consolidated Balance Sheet - Unaudited

IN THOUSANDS, except per share amounts

	December 31, 2017
	Laureate Historical	Pro Forma Adjustments		Pro Forma

Assets
Current assets:
Cash and cash equivalents	$468,733	$(3,265	)(a)	$465,468
Restricted cash and investments	224,934	—		224,934
Receivables, net allowance for doubtful accounts	357,925	—		357,925
Other current assets	237,262	(14,820	)(b)	222,442
Total current assets	1,288,854	(18,085)		1,270,769
Property and equipment:
Land, leasehold improvements and construction in-progress	905,331	—		905,331
Buildings	1,026,656	—		1,026,656
Furniture, equipment and software	1,188,211	—		1,188,211
Accumulated depreciation and amortization	(1,185,294)	—		(1,185,294)
Property and equipment, net	1,934,904	—		1,934,904
Goodwill	1,954,666	—		1,954,666
Tradenames and other intangible assets, net	1,331,541	—		1,331,541
Other non-current assets	881,758	—		881,758
Total assets	$7,391,723	$(18,085)		$7,373,638
Liabilities and stockholders’ equity
Current liabilities:
Other current liabilities	$1,374,749	$(5,054	)(b)	$1,369,695
Total current liabilities	1,374,749	(5,054)		1,369,695
Long-term debt, less current portion	3,207,064	—		3,207,064
Other long-term liabilities	808,631	(1,635	)(b)	806,996
Total liabilities	5,390,444	(6,689)		5,383,755
Series A convertible redeemable preferred stock, par value $0.001 per share – 512 shares authorized, 401 shares issued and outstanding as of December 31, 2017	400,276	—		400,276
Redeemable noncontrolling interests and equity	13,721	—		13,721
Stockholders’ equity:
Total Laureate Education, Inc. stockholders’ equity	1,575,164	(11,396	)(c)	1,563,768
Noncontrolling interests	12,118	—		12,118
Total stockholders’ equity	1,587,282	(11,396)		1,575,886
Total liabilities and stockholders’ equity	$7,391,723	$(18,085)		$7,373,638

LAUREATE EDUCATION, INC. AND SUBSIDIARIES
Pro Forma Condensed Consolidated Statement of Income- Unaudited

IN THOUSANDS, except per share amounts

	For the year ended December 31, 2017
	Laureate Historical	Pro Forma Adjustments (b)	Pro Forma

Revenues	$4,377,989	$(23,445)	$4,354,544
Costs and expenses:
Direct costs	3,665,134	(29,620)	3,635,514
General and administrative expenses	315,471	—	315,471
Loss on impairment of assets	40,597	(15,977)	24,620
Operating income	356,787	22,152	378,939
Interest expense, net of interest income	(343,235)	25	(343,210)
Other gains, net of losses	13,247	(474)	12,773
Income from continuing operations before income taxes and equity in net income of affiliates	26,799	21,703	48,502
Income tax benefit	66,813	(127)	66,686
Equity in net income of affiliates, net of tax	152	—	152
Net income	93,764	21,576	115,340
Net income attributable to noncontrolling interests	(2,299)	—	(2,299)
Net income attributable to Laureate Education, Inc.	$91,465	$21,576	$113,041

Accretion of Series A convertible redeemable preferred stock and other redeemable noncontrolling interests and equity	(298,497)	—	(298,497)
Net loss available to common stockholders	$(207,032)	$21,576	$(185,456)

Basic and diluted earnings per share:
Basic earnings per share (weighted average shares outstanding 172,409)	$(1.20)	—	$(1.08)
Diluted earnings per share (weighted average shares outstanding 172,409)	$(1.20)	—	$(1.08)

Notes to Unaudited Pro Forma Condensed Financial Information.

(a)         Represents cash transferred of approximately $3.6 million to Laureate Germany to fulfill certain purchase agreement conditions, as well as payment of approximately $0.8 million by the Company for estimated real estate transfer taxes, net of proceeds received of approximately $1.2 million.

(b)         Represents the elimination of the assets, liabilities and operating results associated with the disposition of Laureate Germany, including estimated real estate transfer taxes. Laureate Germany’s total assets and total liabilities were classified as “held for sale” on the Company’s Consolidated Balance Sheet that was included in the Form 10-K.

(c)          Represents the estimated loss realized, including estimated real estate transfer taxes, on the sale of Laureate Germany had the transaction closed on December 31, 2017. This estimated loss is subject to finalization. This estimated loss is not included in the adjustments in the unaudited pro forma consolidated income statement, as this amount will be included in the Company’s consolidated income statement within the next calendar year following the disposition and is not expected to have a continuing effect on the Company’s operations.